Exhibit (99)

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Financial Community, (612) 761-6627
Dustee Jenkins, Media, (612) 761-9537
Target Media Hotline, (612) 696-3400

MARY DILLON RESIGNS FROM TARGET CORPORATION’S BOARD OF DIRECTORS

MINNEAPOLIS, June 24, 2013 — Target Corporation (NYSE:TGT) announced today that Mary N. Dillon has resigned, effectively immediately, from its Board of Directors as a result of her appointment as Chief Executive Officer of Ulta Salon, Cosmetics & Fragrance, Inc. Ms. Dillon had served on the Target Board since 2007.

“As an active member of our Board for the past six years, Mary has made many contributions to Target,” said Gregg Steinhafel, Chairman, President and Chief Executive Officer of Target Corporation. “We appreciate her service and wish her the best in her future endeavors.”

About Target

Minneapolis-based Target Corporation (NYSE: TGT) serves guests at 1,832 stores — 1,784 in the United States and 48 in Canada — and at Target.com. Since 1946, Target has given 5 percent of its profit through community grants and programs; today, that giving equals more than $4 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/corporateresponsibility.

For more information, visit Target.com/Pressroom.

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